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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-62787 and 333-56645) and Form S-4 (No. 333-03107) and in the Registration Statements on Form S-8 (Nos. 33-57077, 33-57081, 33-57083, 33-64553, 333-10389, 333-17891,
333-36339, 333-50541, and 333-67035) of AirTouch Communications, Inc. of our report dated March 1, 1999 appearing on page 35 of the Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 23, 1998 relating to the consolidated financial statements of CMT Partners, which appears on page S-3 of the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule of AirTouch Communications, Inc. which appears on page X-1 of this Annual Report on Form 10-K and our report on the Financial Statement Schedule of CMT Partners which appears on page S-12 of the Annual Report on Form 10-K for the year ended December 31, 1997.



/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 29, 1999